                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                    PHILADELPHIA CONSOLIDATED HOLDING CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:
                      COMMON STOCK, NO PAR VALUE
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     (2) Aggregate number of securities to which transaction applies:
                              N/A
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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                               N/A
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     (4) Proposed maximum aggregate value of transaction:
                               N/A
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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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

                    PHILADELPHIA CONSOLIDATED HOLDING CORP.
                           ONE BALA PLAZA, SUITE 100
                        BALA CYNWYD, PENNSYLVANIA 19004

                 [PHILADELPHIA CONSOLIDATED HOLDING CORP. LOGO]

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             ---------------------

To The Holders of Common Stock:

     The Annual Meeting of Shareholders of Philadelphia Consolidated Holding Corp. will be held on May 6, 1999 at 10:00 A.M. at the Marriott West Hotel, 111 Crawford Avenue, Conshohocken, Pennsylvania for the following purposes:

          (1) To elect ten Directors;

          (2) To vote on the approval of the appointment of independent auditors for the year 1999; and

          (3) To consider such other business as may properly come before the meeting.

Shareholders of record at the close of business on April 7, 1999 are entitled to notice of, and to vote at, said meeting.

                                            By Order of the Board of Directors

                                            CRAIG P. KELLER
                                            Secretary

April 8, 1999

                    PHILADELPHIA CONSOLIDATED HOLDING CORP.
                           ONE BALA PLAZA, SUITE 100
                        BALA CYNWYD, PENNSYLVANIA 19004

                             ---------------------
                                PROXY STATEMENT
                             ---------------------

     The accompanying proxy is solicited by the Board of Directors of Philadelphia Consolidated Holding Corp. (the "Company"), for use at the Annual Meeting of Shareholders to be held at the Marriott West Hotel, 111 Crawford Avenue, Conshohocken, Pennsylvania on May 6, 1999 at 10:00 A.M. This Proxy Statement, the foregoing Notice and the enclosed Proxy are being sent to shareholders of the Company on or about April 8, 1999.

     Any Proxy may be revoked at any time before it is voted by written notice, mailed or delivered to the Secretary of the Company, by delivering a Proxy bearing a later date or by attending the meeting and voting in person. If your proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted in accordance with the Board of Directors' recommendations on each proposal.

     The Board of Directors knows of no other matters which are likely to be brought before the meeting other than those specified in the notice thereof. If any other matters properly come before the meeting however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the meeting, will be authorized to vote or otherwise act thereon in accordance with their judgement on such matters. If the enclosed proxy is properly executed and returned prior to voting at the meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, executed proxies will be voted "FOR" the ten nominees for the Board of Directors; and "FOR" the approval of the selection by the Board of Directors of PricewaterhouseCoopers LLP as the Company's independent auditors for the year 1999.

     Shareholders of record at the close of business on April 7, 1999 are entitled to vote at the meeting. On March 31, 1999, the Company had outstanding 12,219,845 shares of Common Stock, no par value. Each outstanding share of Common Stock is entitled to one vote and there is no cumulative voting. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the particular matter shall constitute a quorum for the purpose of considering such matter.

     Directors are elected by a plurality of the votes cast by the holders of shares of Common Stock of the Company present in person or represented by proxy at the meeting, with a quorum present. For purposes of the election of directors, abstentions and broker non-votes are not considered to be votes cast and do not affect the plurality vote required for directors.

     The Company has retained American Stock Transfer & Trust Company to solicit proxies by mail, courier, telephone, or facsimile and to request brokerage houses to forward soliciting material to beneficial owners. For these services the Company will pay a fee of approximately $4,000.

1.  ELECTION OF DIRECTORS

     The Board of Directors has nominated for election the ten persons named below, to hold office until the next Annual Meeting and until their successors have been duly elected and qualified. The Company believes that each nominee named below will be able to serve. However, should any such nominee be unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board of Directors may propose.

                             NOMINEES FOR DIRECTOR

     The names and ages of the nominees, their principal occupations, lengths of service as Directors of the Company, and certain other biographical information are set forth below:

     JAMES J. MAGUIRE, age 65, has served as Chief Executive Officer and Chairman of the Board of Directors of the Company since its formation in 1981 and its subsidiaries since their formation. Mr. Maguire also serves as President of the Company. He has worked in the insurance industry for over 40 years with experience in insurance accounting, underwriting, sales and marketing, claims management and administration.

     JAMES J. MAGUIRE, JR., RPLU, age 38, joined the Company in 1996 and has served on the Board of Directors since 1997. He currently serves as Executive Vice President and Chief Operating Officer and previous to his appointment to Executive Vice President and Chief Operating Officer Mr. Maguire, Jr. was Vice President of Underwriting for the Company. Mr. Maguire, Jr. was previously employed as Assistant Vice President of Underwriting with American International Group, Inc., an insurance and financial services company. Mr. Maguire, Jr. is the son of Mr. James J. Maguire.

     SEAN S. SWEENEY, CPCU, RPLU, age 41, joined the Company in 1979 and has served on the Board of Directors of the Company since 1996. He currently serves as Executive Vice President, Director of Marketing. Prior to his appointment as Executive Vice President, he served as Senior Vice President, Director of Marketing for the Company since 1987. Mr. Sweeney previously was employed by the Company as a Regional Vice President, Regional Sales Manager, and sales representative. His current responsibilities include management of all marketing and sales for the Company. Mr. Sweeney is the nephew of Mr. James J. Maguire.

     WILLIAM J. HENRICH, JR., age 70, has served on the Board of Directors since 1996. Mr. Henrich is a senior partner with the law firm of Dilworth, Paxson, Kalish & Kauffman.

     PAUL R. HERTEL, JR., age 71, has served on the Board of Directors of the Company since 1987. Mr. Hertel has been an insurance broker with Paul Hertel & Company, Inc., for over 40 years and serves as Chairman of the Executive Committee of this company.

     THOMAS J. JERGER, age 51, currently serves as Chairman of the Board and CEO of The Jerger Company, Inc., an insurance holding company which through its subsidiaries markets and underwrites principally mobile homeowners property and casualty insurance. Mr. Jerger has served in various officer capacities with The Jerger Company, Inc. and its subsidiaries since 1971.

     ROGER L. LARSON, age 77, has served on the Board of Directors of the Company since 1986. Mr. Larson served in various merchandising capacities for Sears Roebuck & Co., including Regional Manager, prior to his retirement in 1980.

     THOMAS J. MCHUGH, age 67, has served on the Board of Directors of the Company since 1986. Mr. McHugh has been President, Chairman of the Board, and CEO of McHugh Associates, Inc., a registered investment advisor, since 1986 and has served as a director of The Rouse Company, a real estate development company, since 1980.

     MICHAEL J. MORRIS, age 64, has served on the Board of Directors of the Company since 1993. Mr. Morris served as Chairman and Chief Executive Officer of Transport International Pool Corporation, a multinational corporation that principally provides transport services, from 1975 to his retirement in 1992.

     J. EUSTACE WOLFINGTON, age 66, has served on the Board of Directors of the Company since 1986. Since 1981, Mr. Wolfington has been the President of the H.A.C. Group of Companies, an international automobile leasing consulting firm.

                   ADDITIONAL INFORMATION REGARDING THE BOARD

     MEETINGS. During 1998, the Board of Directors met four times. Each director attended at least 75% of the meetings of the Board of Directors and any committee on which such director served.

     BOARD COMMITTEES. The Audit Committee met one time in 1998. The Committee consists of Messrs. McHugh (Chairman), Hertel, Jr., Maguire, and Larson. Among other duties, the Audit Committee recommends the selection of the Company's independent auditors and reviews the Company's financial condition, and the scope and results of the independent audit and any internal audit.

     The Compensation Committee met one time in 1998. The Compensation Committee consists of Messrs. Hertel, Jr. (Chairman), Henrich, Jr., Larson and Wolfington. Among other duties, the Compensation Committee evaluates the performance of principal officers, recommends to the Board of Directors the selection and compensation of principal officers, and administers the Company's various compensation plans.

     The Investment Committee met five times in 1998 and is responsible for monitoring investment policy and activities. The current Investment Committee consists of Messrs. Morris (Chairman), Maguire, Maguire, Jr., Henrich, Jr., and Hertel, Jr.

     The Nominating Committee met one time in 1998 and currently consists of Messrs. Henrich, Jr. (Chairman), Maguire, Maguire, Jr., Morris, Sweeney, and Wolfington. The Nominating Committee is responsible for recommending to the Board of Directors candidates for nomination to the Board. The Nominating Committee will consider recommendation of candidates for nomination to the Board of Directors from shareholders. In order for shareholder recommendations to be considered for the 2000 Annual Meeting, such recommendations must be received by the President of the Company at One Bala Plaza, Suite 100, Bala Cynwyd, Pennsylvania 19004 no later than March 15, 2000. Any recommendation must be accompanied by the written consent of the individual recommended to serve as a Director.

     RELATED PARTY TRANSACTIONS. On March 31, 1999 the Company entered into a merger agreement with The Jerger Company, Inc., of which Mr. Thomas J. Jerger owns approximately one-third of the common stock pursuant to which the Company would acquire The Jerger Company, Inc. and its subsidiaries, for a purchase price of $45,000,000 plus an additional sum of up to $5,000,000 based upon future earnings for the acquired business. Of the purchase price, $20,000,000 plus any contingent consideration will be paid in cash and the balance in the Company's common stock. Closing is subject to a number of conditions, including appropriate regulatory approvals. Under the terms of this agreement, upon closing, Mr. Jerger will enter into a five-year employment agreement with a subsidiary of the Company. It is anticipated that Mr. Jerger will be considered at the meeting of the Company's Board, scheduled to be held April 22, 1999, for election as a Director of the Company. If elected at such meeting, Mr. Jerger will become a member of the Board as of the date of such meeting.

     The Company underwrote mobile homeowners property and casualty insurance in 1998 amounting to approximately $3,900,000 in gross written premiums which was placed by Mobile Homeowners Insurance Agencies, Inc. (a subsidiary of The Jerger Company, Inc.) as Managing General Agent. The commission and fees paid to Mobile Homeowners Insurance Agencies, Inc. by the Company with respect to this business amounted to $737,000 for 1998.

     The Company utilized investment advisory services from McHugh Associates Inc. of which a board member, Thomas J. McHugh serves as President. The fee for these services amounted to $189,000 for 1998.

                 MANAGEMENT -- DIRECTORS AND EXECUTIVE OFFICERS

     Directors hold office until the next annual meeting of the shareholders, or until their successors are duly elected and qualified. Officers are elected by and serve at the discretion of the Board of Directors. The Directors and Executive Officers of the Company are as follows:

            NAME              AGE                          POSITION
            ----              ---                          --------
James J. Maguire............  65     Chairman of the Board of Directors, Chief Executive
                                       Officer, and President
James J. Maguire, Jr. ......  38     Director, Executive Vice President and Chief
                                     Operating Officer
Sean S. Sweeney.............  41     Director, Executive Vice President
William J. Henrich, Jr. ....  70     Director
Paul R. Hertel, Jr. ........  71     Director
Roger L. Larson.............  77     Director
Thomas J. McHugh............  67     Director
Michael J. Morris...........  64     Director
J. Eustace Wolfington.......  66     Director
Craig P. Keller.............  48     Vice President, Secretary, Treasurer, and Chief
                                     Financial Officer

     See "Nominees for Director" for the biographies of Messrs. Maguire, Maguire, Jr., Sweeney, Henrich, Hertel, Larson, McHugh, Morris, and Wolfington.

     CRAIG P. KELLER, age 48, joined the Company as Vice President and Chief Financial Officer in December 1992 and was appointed Secretary in July 1993 and Treasurer in April 1997. Mr. Keller was previously employed by Reliance Insurance Group, Inc., a subsidiary of Reliance Group Holdings, where he served in various financial capacities from 1985 through 1992, including Assistant Vice President from June 1991 to December 1992. Mr. Keller, formerly with Coopers & Lybrand, L.L.P., is a Certified Public Accountant.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company's Common Stock as of March 31, 1999 by: (i) each person known to the Company to own beneficially more than 5% of the outstanding Common Stock;
(ii) each of the Company's nominees for directors and persons referred to in the Summary Compensation Table; and (iii) all of the directors and officers as a group. As used in this table, "beneficially owned" means the sole or shared power to vote or dispose of, or to direct the voting or disposition of, the shares, or the right to acquire such power within 60 days after March 31, 1999 with respect to any shares.

                                                                 SHARES         PERCENT
                                                              BENEFICIALLY    BENEFICIALLY
                          NAME(1)                               OWNED(2)         OWNED
                          -------                             ------------    ------------
James J. Maguire............................................   5,687,464(3)       38.3%
William J. Henrich, Jr. ....................................       6,000             *
Paul R. Hertel, Jr. ........................................      18,000(4)          *
Thomas J. Jerger............................................           0(5)          *
Roger L. Larson.............................................       8,775(6)          *
Thomas J. McHugh............................................       8,000             *
Michael J. Morris...........................................       8,000             *
J. Eustace Wolfington.......................................     412,350           3.4%
Sean S. Sweeney.............................................      84,028             *
Craig P. Keller.............................................       8,260             *
James J. Maguire, Jr. ......................................     866,897(7)        7.1%

                                                                 SHARES         PERCENT
                                                              BENEFICIALLY    BENEFICIALLY
                          NAME(1)                               OWNED(2)         OWNED
                          -------                             ------------    ------------
Thomas G. Maguire...........................................     861,528(8)        7.1%
The Kaufmann Fund, Inc. ....................................   1,286,300(9)       10.5%
FMR Corp. ..................................................   1,172,004(9)        9.6%
The Putnam Advisory Company, Inc. ..........................     504,122(10)       4.1%
Putnam Investment Management, Inc...........................     248,560(10)       2.0%
Philo Smith.................................................     857,900(11)       7.0%
All Directors and Executive Officers as a Group (10
  persons)..................................................   7,107,774          47.9%

---------------------------
  *  Less than 1%

 (1) The named shareholders' business address is One Bala Plaza, Suite 100, Bala Cynwyd, PA 19004, except that, the business address of: The Kaufmann Fund, Inc. is 140 E. 45th Street, 43rd Floor, New York, NY 10017; FMR Corp. is 82 Devonshire Street, Boston, MA 02109; The Putnam Advisory Company, Inc. and Putnam Investment Management, Inc. is One Post Office Square, Boston, Massachusetts 02109; and Philo Smith is 695 East Main Street, Stamford, Connecticut 06904.

 (2) To the Company's knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, unless otherwise noted in the footnotes to this table and except for shares referred to in the following sentence. With respect to Mr. James J. Maguire, the shares beneficially owned include 2,613,492 shares subject to currently outstanding options exercisable on or before 60 days from March 31, 1999.

 (3) Of these shares 1,760,500 are owned jointly by Mr. Maguire and his wife Frances Maguire, as to which Mr. Maguire shares the voting and investment power with his wife; and 200,000 are owned of record by his wife. Mr. Maguire disclaims beneficial ownership of the 200,000 shares owned of record by his wife.

 (4) Record owner is P&E Limited Partnership, a family limited partnership of which Mr. Hertel and his wife are general partners. Mr. Hertel has shared voting and investment power with his wife with respect to these shares.

 (5) On March 31, 1999 the Company entered into a merger agreement to acquire The Jerger Company, Inc. as described in the "Related Party Transactions" disclosure of this Proxy Statement. Mr. Jerger owns approximately one-third of the common stock of The Jerger Company, Inc. and upon closing of this transaction will receive approximately one-third of the $25,000,000 portion of the purchase price consideration to be issued in shares of the Company's common stock.

 (6) Record owner is the Roger L. Larson Trust which is controlled by Roger L. Larson and his wife as co-trustees. Mr. Larson has shared voting and investment power with his wife with respect to these shares.

 (7) Of the shares shown, 110,816 shares are owned by a trust for the benefit of Mr. James J. Maguire, Jr. and 750,712 shares are in trusts for the other children of Mr. James J. Maguire, of which Mr. James J. Maguire, Jr. is deemed to be beneficial owner of such shares because he has shared voting and investment power of such shares as co-trustee of these trusts.

 (8) These shares are owned by trusts for the children of Mr. James J. Maguire and Mr. Thomas G. Maguire is deemed to be beneficial owner of such shares because he has shared voting and investment power of such shares as co-trustee of these trusts.

 (9) According to the Schedules 13G filed with the Company by The Kaufmann Fund, Inc., FMR Corp., Putnam Investments, Inc. (parent company to The Putnam Advisory Company, Inc. and Putnam Investment Management, Inc.), respectively, these shares were acquired in the ordinary course of business, were not acquired for the purpose of and do not have the effect of changing or influencing the control of the issuer of such securities and were not acquired in connection with, or as a participant in, any transaction having such purposes or effect.

(10) These companies, The Putnam Advisory Company, Inc. and Putnam Investment Management, Inc., which are affiliates of, and owned by, Putnam Investments, Inc. beneficially own in the aggregate 752,682 shares (6.2%).

(11) According to the Schedule 13D filed with the Company by Philo Smith these shares have been acquired for investment. Such Schedule 13D indicates that Mr. Smith has shared voting and investment power with respect to these shares.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, file reports of ownership and changes in ownership with the Securities and Exchange Commissioner ("SEC"). Officers, directors, and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, for the period January1, 1998 through December 31, 1998, or its knowledge that no Forms 5 were required for certain reporting persons, the Company believes that all filing requirements applicable to its officers and directors were complied with, except for one late filing of a Form 4, reporting one transaction for Mr. William J. Henrich, Jr.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information with respect to compensation paid or accrued by the Company during each of the last three years to the Company's Chief Executive Officer, and each of the Company's other executive officers whose salary and bonus exceeded $100,000 in 1998.

                           SUMMARY COMPENSATION TABLE

                                                                     LONG-TERM
                                                                COMPENSATION AWARDS
                                                                --------------------
                                                ANNUAL               NUMBER OF
                                             COMPENSATION        SHARES UNDERLYING
                                         --------------------   --------------------       ALL OTHER
NAME AND PRINCIPAL POSITION       YEAR   SALARY($)   BONUS($)   OPTIONS(#)   SARS(#)    COMPENSATION($)
---------------------------       ----   ---------   --------   ----------   -------    ---------------
James J. Maguire, Chief           1998    812,557    500,000          --         --         192,006(2)(4)
  Executive Officer, President,   1997    775,000    500,000(1)       --         --         208,179(2)(4)
  and Chairman of the Board       1996    775,000    500,000(1)       --         --         210,259(2)(4)
James J. Maguire, Jr., Director,  1998    170,250     50,000          --         --          12,919(2)(3)
  Executive Vice President and    1997    150,000     30,708          --         --           9,297(2)(3)
  Chief Operating Officer         1996     77,885(5)  41,500     202,900(7)      --          59,795(2)(6)
Sean S. Sweeney, Director and     1998    174,685    131,177          --         --           8,831(2)
  Executive Vice President        1997    170,000    113,021          --     100,000(7)       9,776(2)
                                  1996    155,000     50,000     100,000(7)      --          16,764(2)
Craig P. Keller, Vice President,  1998    168,712     20,000      25,000         --          11,483(2)(3)
  Secretary, Treasurer, and       1997    150,000     20,000          --         --          14,240(2)(3)
  Chief Financial Officer         1996    127,677     20,000          --     12,500(7)       13,673(2)(3)

---------------
(1) Paid in part in year shown; advanced on account, in part, in prior year.

(2) Includes both matching and profit sharing contributions by the Company under its defined contribution plan, as well as premiums paid on term life insurance policies.

(3) Includes the discount from the fair market value of the Company's common stock purchased pursuant to the Company's Employee Stock Purchase Plan.

(4) Pursuant to an agreement between the Company and a trust created by Mr. James J. Maguire and his wife, Frances M. Maguire, the Trust has purchased a split-dollar life insurance policy on the joint lives of Mr. Maguire and his wife. Under the agreement, the Company pays the premium on the policy and the trust is the beneficiary of the insurance policy. However, the Company has been granted a security interest in the death benefit of the policy equal to the sum of all premium payments made by the Company. The arrangement is designed so that if the assumptions made as to mortality experience, policy dividends and other factors are realized, the Company, upon the death of the survivor of Mr. Maguire and his wife or the surrender of the policy, will recover all of its insurance premium payments which do not include certain amounts paid to Mr. Maguire, as described below. The premium paid by the Company in 1998 and 1997 pursuant to this arrangement was $338,174. The amount in this column does not include such premium payment. However, the amount in this column includes the sum of each future years' present value of the imputed interest on such premium payment (adjusted for the cost of term insurance based upon the joint lives of Mr. Maguire and his wife). The interest amount calculated for 1998 and 1997 is $172,294 and $190,630, respectively. Pursuant to the split dollar arrangement described above, Mr. Maguire receives each year an amount equal to the portion of the annual premium due and payable on the life insurance policy which is not paid by the Company pursuant to the above described formula, but paid by Mr. Maguire. The amount reported in this column included said amount totaling $7,026 and $5,939 in 1998 and 1997, respectively.

(5) Mr. Maguire, Jr. began his employment with the Company in June 1996.

(6) Of this amount, $57,104 was a reimbursement of relocation expenses

(7) Restated to reflect a two for one stock split of the Company's common stock distributed in November 1997.

                              STOCK OPTION GRANTS

     The following table contains information concerning the grant of stock options during 1998 to the Company's Chief Executive Officer and each of the Company's executive officers whose total annual salary and bonus exceeded $100,000. There were no stock appreciation rights ("SARs") granted in 1998 for the named persons.

                             OPTION GRANTS IN 1998

                                                                                              POTENTIAL REALIZABLE
                                                      INDIVIDUAL GRANTS                         VALUE AT ASSUMED
                                   --------------------------------------------------------     ANNUAL RATES OF
                                                    % OF TOTAL                                    STOCK PRICE
                                   NO. OF SHARES   OPTIONS/SARS                                 APPRECIATION FOR
                                    UNDERLYING      GRANTED TO    EXERCISE OR                    OPTION TERM($)
                                   OPTIONS/SARS     EMPLOYEES      BASE PRICE    EXPIRATION   --------------------
               NAME                 GRANTED(1)       IN 1998       ($/SHARE)        DATE         5%         10%
               ----                -------------   ------------   ------------   ----------   ---------  ---------
  James J. Maguire...............          --            --              --         --              --         --
  Craig P. Keller................      25,000           9.6%        $20.500       7/7/08       141,600    312,900

---------------
(1) Options are exercisable after the fifth anniversary from date of grant.

                      STOCK OPTION EXERCISES AND HOLDINGS

     The following table sets forth information relating to the number and value of options and SARs held at December 31, 1998 by the Company's Chief Executive Officer and by each of the Company's other executive officers whose total annual salary and bonus exceeded $100,000 for 1998. There were no option/SAR exercises in 1998 for the named persons.

                   OPTION/SAR VALUES AT DECEMBER 31, 1998(1)

                                                NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                               UNDERLYING UNEXERCISED               IN-THE-MONEY
                                                    OPTIONS/SARS                    OPTIONS/SARS
                                               AT FISCAL YEAR END(#)           AT FISCAL YEAR END($)
                                            ----------------------------    ----------------------------
                   NAME                     EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                   ----                     -----------    -------------    -----------    -------------
James J. Maguire(2).......................   2,613,492             --       52,319,000              --
James J. Maguire, Jr.(3)..................          --        202,900               --       2,703,500
Sean S. Sweeney(4)........................          --        200,000               --       2,262,500
Craig P. Keller(5)........................          --         37,500               --         195,300

---------------
(1) All share and per share amounts granted prior to November 1997 were restated to reflect a two for one split of the Company's common stock distributed in November 1997.

(2) Exercise price of $2.606.

(3) Exercise price of $8.500 for 2,900 options; $9.313 for 200,000 options.

(4) Exercise price of $8.125 for 100,000 options; Base price of $14.50 for 100,000 SARs.

(5) Exercise price of $20.500 for 25,000 options; Base price of $11.250 for 12,500 SARs.

                             DIRECTORS COMPENSATION

     Non-employee directors receive annual compensation of $18,000, plus $1,000 for each Board meeting attended and $500 for each Committee meeting attended. Non-employee directors may designate a portion of their fees to be used for the purchase of shares of the Company's common stock under the terms of the Directors Stock Purchase Plan.

                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of the Board of Directors is responsible for administering the compensation program for the Company's executives including the executive officers named in the Summary Compensation Table. The Committee is composed exclusively of independent, non-employee directors who are not eligible to participate in any of the Company's executive compensation programs. All decisions by the Committee relating to the compensation of the Company's executive officers are reviewed by the Board of Directors.

     COMPENSATION PHILOSOPHY. The Company's executive compensation program is based upon a pay-for-performance philosophy. The Company is committed to a strong link between its business and strategic goals and its compensation program. The financial goals for certain elements of the compensation program are reviewed and approved by the Board in conjunction with its approval of the Company's strategic and operating plans.

     BASE SALARY. An executive's base salary is determined by an assessment of his or her sustained performance, experience, scope and job demands, as well as current salary levels at peer companies. While some of these companies are in the Nasdaq Insurance Stocks Index and some are not, these were generally selected for the peer group because they were considered comparable to the Company either in terms of market capitalization, or because they compete with, or are in lines of business related to, the Company's business.

     ANNUAL INCENTIVES. The Company utilizes cash bonuses as a principal method of tying compensation to performance. For 1998, the Company awarded Mr. Maguire a cash bonus calculated based on an earnings per share formula, with other executives receiving a predetermined amount of a calculated bonus pool which was also based upon an earnings per share formula, and with respect to marketing executives, was also based upon production and profitability goals. The Company believes that the cash bonus creates a direct link between the Company's profitability and the compensation of executives. Incentive compensation is also provided by the Company's Amended and Restated Employees' Stock Option Plan (the "Stock Option Plan") and the awarding of Stock Appreciation Rights.

     RATIONALE FOR CHIEF EXECUTIVE OFFICER COMPENSATION. In setting Mr. Maguire's 1998 base salary and bonus, the Compensation Committee considered, among other factors, compensation levels for chief executive officers of other peer specialty property and casualty insurance companies, Mr. Maguire's experience and knowledge of the industry and the favorable developments achieved by the Company in 1997 under Mr. Maguire's leadership, including $16,900,000 of net operating income, the maintenance of the rating from A.M. Best Company for the Company's insurance subsidiaries, the introduction of certain new insurance programs, the continued expansion of the Company's marketing organization, and the continued development of the Preferred Agent program.

     POLICY ON DEDUCTIBILITY OF COMPENSATION. Section 162(m) of the Internal Revenue Code ("Section 162(m)") limits to $1.0 million the annual tax deduction for compensation paid to the Chief Executive Officer and any of the four highest paid other executive officers unless certain requirements for performance-based compensation are met. The Compensation Committee considered these requirements and designed the Cash Bonus Plan of the Chief Executive Officer and the Stock Option Plan, accordingly. The Committee currently intends to continue to comply with the requirements of Section 162(m) but reserves the right to alter the Cash Bonus Plan and the Stock Option Plan if it believes that doing so would be in the best interests of the Company and its shareholders.

                    SUBMITTED BY THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS
                         PAUL R. HERTEL, JR., CHAIRMAN
                            WILLIAM J. HENRICH, JR.
                                ROGER L. LARSON
                             J. EUSTACE WOLFINGTON

                            STOCK PERFORMANCE GRAPH

     The graph below compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the NASDAQ Stock Market (U.S.) ("NASDAQ -- US") Index and the NASDAQ Insurance Stocks Index (SIC Codes 631 and 633) ("NASDAQ -- INS"). The comparison begins on December 31, 1993.


                                                PHILADELPHIA CONSOLIDATED       THE NASDAQ STOCK
                                                      HOLDING CORP.                MARKET (US)           NASDAQ INSURANCE STOCKS
                                                -------------------------       ----------------         -----------------------
 1993                                                    100.00                      100.00                      100.00
 1994                                                    102.08                       97.75                       94.13
 1995                                                    135.42                      138.26                      133.71
 1996                                                    193.75                      170.01                      152.42
 1997                                                    295.83                      208.58                      223.58
 1998                                                    377.08                      293.21                      198.78

2.  APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS

     Subject to the shareholders' approval, the Board of Directors has appointed the firm of PricewaterhouseCoopers LLP, which served as the Company's independent auditors for the year 1998, to serve as the Company's independent auditors for the year 1999. If the shareholders do not approve this appointment by the affirmative vote of a majority of shares present in person or represented by proxy at the meeting, other independent auditors will be considered by the Board.

     A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting and will have the opportunity to make a statement if the representative desires to do so. The representative is also expected to be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                           PROPOSALS OF SHAREHOLDERS

     It is currently contemplated that the Company's 2000 Annual Meeting of Shareholders will be held on May 4, 2000. In order to be set forth in the Company's Proxy Statement for such meeting, shareholder proposals must be received by the President of the Company at One Bala Plaza, Suite 100, Bala Cynwyd, Pennsylvania 19004, no later than December 7, 1999.

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF

                    PHILADELPHIA CONSOLIDATED HOLDING CORP.


The undersigned shareholder hereby appoints James J. Maguire and Craig P. Keller, or either one of them, the proxies of the undersigned, with full power of substitution, to vote all the shares of common stock of Philadelphia Consolidated Holding Corp. standing in the name of the undersigned at the close of business on April 7, 1999 at the Annual Meeting of Shareholders of the Company to be held on Thursday, May 6, 1999 at 10:00 a.m. EDT and at any and all adjournments thereof, with all the powers the undersigned would possess if the undersigned were present.

The undersigned shareholder instructs the proxies to vote as specified on this proxy on the matters described in the Company's Proxy Statement dated April 8, 1999. Proxies will be voted as instructed.

IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE COMPANY'S NOMINEES AS DIRECTORS (INCLUDING THE ELECTION OF ANY PERSON TO THE BOARD OF DIRECTORS WHERE A NOMINEE NAMED IN THE PROXY STATEMENT IS UNABLE OR WILL NOT SERVE), AND FOR THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS.

BY EXECUTION OF THIS PROXY, THE UNDERSIGNED SHAREHOLDER CONFERS UPON THE ABOVE-APPOINTED PROXIES THE DISCRETIONARY AUTHORITY TO VOTE UPON ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

The undersigned acknowledges receipt of the Proxy Statement and Notice of said meeting, both dated April 8, 1999, and the Company's 1998 Annual Report to Shareholders.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

                                                  PLEASE DATE, SIGN AND MAIL YOUR
                                                PROXY CARD BACK AS SOON AS POSSIBLE!

                                                   ANNUAL MEETING OF SHAREHOLDERS
                                              PHILADELPHIA CONSOLIDATED HOLDING CORP.

                                                            MAY 6, 1999



                                          Please Detach and Mail in the Envelope Provided
    PLEASE MARK YOUR
[X] VOTES AS IN THIS
    EXAMPLE.


                FOR   WITHHELD   NOMINEES: William J. Henrich, Jr.                                            FOR   AGAINST  ABSTAIN
1. ELECTION OF  [ ]     [ ]                Paul R. Hertel, Jr.      2. APPOINTMENT OF AUDITORS                [ ]     [ ]      [ ]
   DIRECTORS                               Thomas J. Jerger            Appointment of PricewaterhouseCoopers
                                           Roger L. Larson             LLP as independent auditors for the
For, except vote withheld from the         James J. Maguire, Sr.       fiscal year ending December 31, 1999.
following nominee(s)                       James J. Maguire, Jr.
                                           Thomas J. McHugh         THE UNDERSIGNED HEREBY ACKNOWLEDGES THAT THIS PROXY SHALL BE
__________________________________         Michael J. Morris        VALID AND MAY BE VOTED WHETHER OR NOT THE SHAREHOLDER'S NAME
                                           Sean S. Sweeney          IS SET FORTH BELOW OR A SEAL IS AFFIXED OR THE DESCRIPTION,
__________________________________         J. Eustace Wolfington    AUTHORITY OR CAPACITY OF THE PERSON SIGNING IS GIVEN OR OTHER
                                                                    DEFECT OF SIGNATURE EXISTS.


Signature of Shareholder(s) _________________________________________________________ DATE ___________________________________ 1999

Note: Please sign your name exactly as it appears hereon. When signing as attorney-in-fact, executor, administrator, trustee, or guardian, add you title as such, and if signer is a corporation, please sign with full corporate name by duly authorized officer or officers and affix the corporate seal. Where stock is issued in the name of two or more persons, all such persons should sign.